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EXHIBIT 10.3

                                 PROMISSORY NOTE


$194,000.00                                                   Phoenix, Arizona
-----------                                                   April 27, 2001
                                                              Note Doc.042701194


FOR VALUED RECEIVED, and legally bound hereby, RRF LIMITED PARTNERSHIP ("Maker"), a Delaware partnership, InnSuites Hospitality Trust, General Partner, an Ohio real estate investment trust, having an office at 1625 East Northern Avenue, Suite 201, Phoenix, Arizona 85020 hereby promises to pay to the order of Rare Earth Development Company ("Payee"), an Arizona corporation, 1625 East Northern Avenue, Suite 201, Phoenix, Arizona 85020 or a such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED NINTY FOUR THOUSAND AND 00/100 DOLLARS ($194,000.00), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty
(360)-day year, to be due and payable in installments of principal and interest as follows:

         (A) Commencing on July 15, 2001, one annual payment of accrued but unpaid interest on the outstanding principal balance hereunder; and on July 15, 2001 (the "Maturity date"), one payment in the amount of the then unpaid principal balance hereunder and all sums and charges due and unpaid by Maker (collectively, the "Note").

Payments shall be applied first to any charges or sums (other than principal and interest) due and payable by Maker, second to accrued and unpaid interest on the principal balance hereof, and then to further reduce the principal balance of this Note.

Maker shall gave the right any time during the term of this Note to repay all or part of the unpaid principal amount of the Note, together with any accrued and unpaid interest thereon any other sums or charges due hereunder without any prepayment premium or penalty.

Maker hereby waives for itself and, to the fullest extent not prohibited by applicable law, for any subsequent lienor, any right Maker may now or hereafter have under the doctrine of marshaling of assets or otherwise which would require Payee to proceed against certain property before proceeding against any other property.

Maker hereby agrees that in the event part of principal or interest is not paid when due or the entire Note is not paid when due, then the rate of interest on this Note shall, at the election of Payee upon ten (10) days prior written notice, each of which is hereby expressly waived, be increased to nine and 00/100 percent (9.00%) per annum or the highest rate for which the parties may agree under applicable law, whichever is less (the "Default Rate"). Maker shall be obligated thereafter to pay interest on the then unpaid principal balance of the Note at the Default Rate, both before and after judgment, to be computed from the due date through and including the date of actual receipt of the overdue payment, whether a payment of interest or the entire Note. Nothing herein shall be construed as an agreement or privilege to extend the date of the payment or any installment or the entire Note, or as a wavier of any other right or remedy accruing to Payee.

In the event that any regular payment of interest herein provided shall not be received by Payee on the date such payment is due, Payee shall have the right to assess Maker a late payment charge in the amount of two percent (2.0%) of such overdue quarterly installment, which shall become immediately due to Payee for the additional cost agreed compensation to Payee for the additional costs and expenses reasonable expected to be incurred by Payee by reason of such nonpayment. Maker acknowledges that the exact amount of such cost and expenses may be difficult, if not impossible, to determine with certainty, and further acknowledges and confesses the amount of such charge to be a consciously considered, good faith estimate of the actual damage to Payee by reason of such default. The Default Rate will only accrue for periods of delinquent installments except for such when Payee accepts late payments of installments accompanied by a late payment charge as specified above.

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Upon any of the following Events of Default, at the election of Payee, the entire unpaid principle balance of the Note, together with all accrued but unpaid interest thereon at the Default Rate and all other sums or changes due hereunder, shall become due and payable:

         (a) Maker's failure to pay when due any installment required to be paid hereunder, on or before the tenth (10th) day following the applicable due date;

         (b) Maker's failure to pay when due any other payment required to be under this Note, subject to any notice and applicable grace period, if any;

         (c) Maker's breach of any other covenant or agreement herein and such breach remains uncorrected at the expiration of any applicable grace period expressly provided for herein;

         (d) Any creditor's proceeding in which Maker consents to the appointment or a receiver or trustee for any of its property;

         (e) if any order, judgment or decree shall be entered, without the consent of Maker, upon an application of a creditor approving the appointment of a receiver or trustee for any of its property, and such order, judgment, decree, or appointment is not dismissed or stayed with an appropriate appeal bond within sixty (60) days following the entry or rendition thereof; or

         (f) if Maker (i) makes a general assignment for the benefit of creditors, (ii) fails to pay its debts generally as such debts become due, (iii) is found to be insolvent by a court of competent jurisdiction, (iv) voluntarily files a petition in bankruptcy or a petition or answer seeking readjustment of debts under any state or federal bankruptcy or like law, or
                  (v) any such petition is filed against Maker and is not vacated or dismissed within sixty (60) days after filling thereof.

Notice of such election by Payee is hereby expressly waived as part of the consideration for this loan. Nothing contained herein shall be construed to restrict the exercise of any other rights or remedies granted to Payee hereunder upon the failure of Maker to perform any provision hereof.

If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay all costs incurred by Payee, including without limitation reasonable attorney's fees to the fullest extent not prohibited by law, and all expenses incurred in connection with the protection or realization of any collateral, whether or not suit is filed hereon or on any instrument granted a security interest.

Maker hereby expressly acknowledges and represents that the indebtedness is for a business purpose and not consumer or household purposes.

Maker hereby waves demand, presentment for payment, protest, notice of protest, notice of non-payments and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly consents to any extension of time of payment hereof, release of any party primarily or secondarily liable hereunder or any of the security for this Note, acceptance of other parties to be liable for any of the Note or of other security therefore, or any other indulgence or forbearance which may be made, without notice to any party and without in any way affecting the liability of any party.

No failure by Payee to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right any time or from time to time thereafter.

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This Note shall be construed and enforced according to, and governed by the laws of the State of Arizona.

Any notice required hereunder shall be in writing, and shall be given to the receiving party the notice by personal delivery or be certified mail, postage prepaid, return receipt requested, as follows:

         if to Payee, then addressed to Payee at 1625 East Northern Avenue Suite 201, Phoenix, Arizona 85020, (Tel.(602) 944-1500, Fax (602) 678-0281, with a copy to James W. Reynolds, Esq., Dillingham Cross, P.L.C., 5080 North 40th Street, Suite 335, Phoenix, Arizona 85018, (Tel.(602) 468-1811, Fax (602)
468-0442);

         if to Maker, then addressed to maker at 1625 East Northern Avenue, Suite 201, Phoenix, Arizona 85020, Attn: President (Tel.(602) 944-1500, Fax
(602) 678-0281), with a copy to James B. Aronoff, Esq., Thompson Hine & Flory, LLP, 3900 Key center, 127 Public Square, Cleveland, Ohio 44114 (Tel.(216) 566-5500, Fax (216) 566-5800).

Any party may, be given notice in writing to designate another address as a place for service of notice. Such notices shall be deemed to be received when delivered, if delivered in person, or seven (7) business days after deposited in the United States mails, if mailed as herein above provided.

 By acceptance of this Note, Payee agrees that, upon payment in full of the then unpaid principal balance of this Note, together with all unpaid interest and other sums payable to Payee under this Note, (a) Note shall be fully satisfied,
(b) Payee shall promptly mark this Note as being paid in full, satisfied and discharged and shall return the same to Maker.


                                   RRF LIMITED PARTNERSHIP, a
                                   Delaware limited partnership,
                                   InnSuites  Hospitality  Trust, General
                                   Partner, an Ohio real estate investment
                                   trust



                                   By: /S/ MARC E. BERG
                                      ---------------------------------------
                                            Name:    Marc E. Berg
                                            Title:   Executive Vice-President





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